Exhibit 10.2
ACKNOWLEDGEMENT OF GRANT
UNDER
HEALTHCARE SERVICES, INC. STOCK OPTION PLAN
The undersigned hereby acknowledges receipt of a copy of the long-term incentive program established by Healthcare Services, Inc., a Delaware corporation (the “Company”) known as its Amended and Restated Stock Option Plan (the “Plan”). All terms not otherwise defined herein shall have the meaning given to them in the Plan.
The undersigned acknowledges and agrees that:
(a) he was granted, on                  , the right to acquire                   shares of the Company’s Series C Common Stock at an exercise price of $                  per Share, subject to the terms and conditions of the Plan, as the same may be amended from time to time;
(b) the Plan includes the terms and provisions relating to his grant and Award, including without limitation, provisions regarding vesting, exercise and payment, transfer restrictions and non-competition and other restrictive covenants;
(c) he has had the opportunity to review the Plan carefully so that he may understand his Award and all of his rights and obligations under the Plan;
(d) he hereby accepts the grant of an Award and, as a result he and his Award shall be bound by all of the terms and provisions contained in the Plan, as the same may be amended from time to time;
(e) all terms and provisions of the Plan, as the same may be amended from time to time, are incorporated herein as if fully set forth in this Acknowledgement; and
(f) this Acknowledgement and the Plan shall be binding upon his heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives.
Participant:

(Employee Name Here)	Date

Social Security Number

agreed and acknowledged:

HEALTHCARE SERVICES, INC.

By:
Its: